Exhibit 10.8

September       , 2006

Lotus Capital LLC

445 Fifth Avenue, Suite 30H

New York, New York 10016

Re:                               TRANSTECH SERVICES PARTNERS INC.

Gentlemen:

This letter will confirm our agreement, that commencing on the effective date (“Effective Date”) of the registration statement of the initial public offering (“IPO”) of the securities of TransTech Services Partners Inc. (the “Company”) and continuing until 18 months after the Effective Date (or 24 months after the Effective Date if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the “Business Combination” (as defined in the prospectus) related thereto has not been completed within such 18-month period), Lotus Capital LLC (“You”) shall make available to the Company certain technology and administrative and secretarial services, as well as the use of certain limited office space, including a conference room, in New York City, as may be required by the Company from time to time, situated at 445 Fifth Avenue (or any successor location). In exchange therefore, the Company shall pay to You the sum of $7,500 per month commencing on the Effective Date and continuing monthly thereafter.

Very truly yours,

TRANSTECH SERVICES PARTNERS INC.

By:
Name: Suresh Rajpal
Title: Chief Executive Officer

Agreed to and Accepted by:

LOTUS CAPITAL LLC

By:
Name:
Title: